As filed with the Securities and Exchange Commission on February 8, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILICON GRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2789662
(State of Incorporation)	(I.R.S. Employer Identification No.)

1140 E. Arques Avenue

Sunnyvale, California 94085

(650) 960-1980

(Address of principal executive offices)

SILICON GRAPHICS, INC. MANAGEMENT INCENTIVE PLAN

SILICON GRAPHICS, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Barry Weinert

Vice President and General Counsel

Silicon Graphics, Inc.

1140 E. Arques Avenue

Sunnyvale, California 94085

(650) 960-1980

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jodie Bourdet, Esq.

Cooley Godward Kronish LLP

101 California Street, 5th Floor

San Francisco, CA 94111

(415) 693-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,723,750 shares	$17.44	$30,059,737.37	$1,181.35

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon (a) the weighted average exercise price for options granted pursuant to the Registrant’s Management Incentive Plan, as amended and restated, and (b) the average of the high and low prices of the Registrant’s Common Stock on February 6, 2008 as reported on the Nasdaq Capital Market.

The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares issuable pursuant to outstanding options under the Silicon Graphics, Inc. Management Incentive Plan, as amended and restated	356,511	$17.97(2)(a)	$6,406,502.67
Shares issuable pursuant to the Silicon Graphics, Inc. Management Incentive Plan, as amended and restated	867,239	$17.30(2)(b)	$15,003,234.70
Shares issuable pursuant to the Silicon Graphics, Inc. 2007 Employee Stock Purchase Plan	500,000	$17.30(2)(b)	$8,650,000.00
Proposed Maximum Offering Price			$30,059,737.37
Registration Fee			$1,181.35

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) an additional 1,223,750 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s Management Incentive Plan, as amended and restated, and (ii) 500,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2007 Employee Stock Purchase Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8 NO. 333-140243

The contents of the Registration Statement on Form S-8 No. 333-140243 filed with the Securities and Exchange Commission on January 26, 2007, are incorporated by reference herein.

EXHIBITS

Exhibit Number

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1 (1)	Silicon Graphics, Inc. Management Incentive Plan, as amended and restated

99.2 (2)	Forms of Notice of Restricted Stock Unit Award and Restricted Stock Unit Award Agreement for Employees under the Management Incentive Plan, as amended and restated

99.3 (3)	Forms of Notice of Stock Option Award and Stock Option Agreement for Employees under the Management Incentive Plan, as amended and restated

99.4 (4)	Forms of Notice of Restricted Stock Unit Award and Restricted Stock Unit Award Agreement for Non-Employee Directors under the Management Incentive Plan, as amended and restated

99.5 (5)	Forms of Notice of Stock Option Award and Stock Option Agreement for Non-Employee Directors under the Management Incentive Plan, as amended and restated

99.6 (6)	Silicon Graphics, Inc. 2007 Employee Stock Purchase Plan

(1)	Previously filed as Annex B to the Registrant’s Schedule 14A, Definitive Proxy Statement, filed October 10, 2007 and incorporated herein by reference.

(2)	Previously filed as Exhibit 10.34 to the Registrant’s Quarterly Report on Form 10-Q, filed February 6, 2008 and incorporated herein by reference.

(3)	Previously filed as Exhibit 10.35 to the Registrant’s Quarterly Report on Form 10-Q, filed February 6, 2008 and incorporated herein by reference.

(4)	Previously filed as Exhibit 10.36 to the Registrant’s Quarterly Report on Form 10-Q, filed February 6, 2008 and incorporated herein by reference.

(5)	Previously filed as Exhibit 10.37 to the Registrant’s Quarterly Report on Form 10-Q, filed February 6, 2008 and incorporated herein by reference.

(6)	Previously filed as Annex C to the Registrant’s Schedule 14A, Definitive Proxy Statement, filed October 10, 2007 and incorporated herein by reference.

UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 7th day of February, 2008.

SILICON GRAPHICS, INC.

By:	/s/ Robert H. Ewald
Name:	Robert H. Ewald
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry Weinert and Kathy Lanterman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert H. Ewald Robert H. Ewald	President, Chief Executive Officer and Director (Principal Executive Officer)	February 7, 2008

/s/ Kathy A. Lanterman Kathy A. Lanterman	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	February 7, 2008

/s/ Eugene I. Davis Eugene I. Davis	Director	February 7, 2008

/s/ Anthony Grillo Anthony Grillo	Director	February 7, 2008

/s/ Joanne O. Isham Joanne O. Isham	Director	February 7, 2008

/s/ Kevin D. Katari Kevin D. Katari	Director	February 7, 2008

/s/ James A. McDivitt James A. McDivitt	Director	February 7, 2008

/s/ Chun Won Yi Chun Won Yi	Director	February 7, 2008

EXHIBIT INDEX

Exhibit Number

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1 (1)	Silicon Graphics, Inc. Management Incentive Plan, as amended and restated

99.2 (2)	Forms of Notice of Restricted Stock Unit Award and Restricted Stock Unit Award Agreement for Employees under the Management Incentive Plan, as amended and restated

99.3 (3)	Forms of Notice of Stock Option Award and Stock Option Agreement for Employees under the Management Incentive Plan, as amended and restated

99.4 (4)	Forms of Notice of Restricted Stock Unit Award and Restricted Stock Unit Award Agreement for Non-Employee Directors under the Management Incentive Plan, as amended and restated

99.5 (5)	Forms of Notice of Stock Option Award and Stock Option Agreement for Non-Employee Directors under the Management Incentive Plan, as amended and restated

99.6 (6)	Silicon Graphics, Inc. 2007 Employee Stock Purchase Plan

(1)	Previously filed as Annex B to the Registrant’s Schedule 14A, Definitive Proxy Statement, filed October 10, 2007 and incorporated herein by reference.

(2)	Previously filed as Exhibit 10.34 to the Registrant’s Quarterly Report on Form 10-Q, filed February 6, 2008 and incorporated herein by reference.

(3)	Previously filed as Exhibit 10.35 to the Registrant’s Quarterly Report on Form 10-Q, filed February 6, 2008 and incorporated herein by reference.

(4)	Previously filed as Exhibit 10.36 to the Registrant’s Quarterly Report on Form 10-Q, filed February 6, 2008 and incorporated herein by reference.

(5)	Previously filed as Exhibit 10.37 to the Registrant’s Quarterly Report on Form 10-Q, filed February 6, 2008 and incorporated herein by reference.

(6)	Previously filed as Annex C to the Registrant’s Schedule 14A, Definitive Proxy Statement, filed October 10, 2007 and incorporated herein by reference.